Exhibit 99.2

GENERAL SERVICE AGREEMENT

THIS GENERAL SERVICE AGREEMENT (the “Agreement”) dated this 29th day of December, 2017

BETWEEN:

Next Group Holdings, Inc. (NXGH) of 19 W Flagler Street Suite 507 , Miami, Florida,

33130-4403 (the “Client”)

- AND -

Wiztel USA, Inc , a Colorado company with its main office located at 3565 S Las Vegas

Blvd, Las Vegas, NV 89109 (the “Contractor”).

A. Contractor represents that it has the necessary qualifications, experience and abilities to provide services to the Client.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Contractor (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

Services Provided

●	The Client hereby agrees to engage the Contractor to provide the Client with the following services (the “Services”):

Milestone #1) $50,000,000 in gross revenues in the calendar year of 2018 (12 months) with a minimum profit margin of 2.5% margin contributed to Next Group Holdings, Inc. (public company NXGH) by Wiztel USA Inc. All gross revenues are required to be verified in writing by Client. Upon these milestones being accomplished Wiztel USA Inc shall receive 5,000,000 restricted shares in NXGH. Contractor agrees to be bound by all of the rules and regulations of the Securities and Exchange Commission and all applicable Federal Securities Law with respect to the 5,000,000 restricted shares of NXGH. In the event that Contractor does not provide the minimum $50,000,000 in revenue exclusive of taxes, at a 2.5% profit to Client, Contractor understands that Contractor will only be entitled to receive a pro rata number of shares as relates to the 5,000,000 shares of restricted NXGH common stock. That the pro rata number of shares will be determined by the Client.

1.	The Services will also include any other tasks which the Parties may agree on in writing. The Contractor hereby agrees to provide all of such Services to the Client. The Client shall always follow SEC guidelines and protocol during the course of this entire agreement as stated herein. The Contractor is agreeable to providing such services to the Client on the terms and conditions set out in this Agreement, and represents that Contractor will comply with all rules and regulations of the Federal Communications Commission and all other federal and state law applicable to the within transaction.

Term of Agreement.

2.	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force for a period of (12) twelve months and effect until the completion of the Services, subject to earlier termination as provided in this Agreement. The Term of this Agreement may be extended with the written consent of all Parties.

3.	In the event that either Party wishes to terminate this Agreement (with or without cause) prior to the completion of the Services, that Party will be required to provide 120 days’ written notice of termination to the other Party.

Performance

4.	The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect. In the event that Contractor does not produce the $50,000,000 in gross revenue acceptable to Client, Contractor understands that Contractor will not receive the 5,000,000 shares of restricted NXGH stock provided for herein.

Currency

5.	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars)

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Compensation

6.	The Contractor will charge the Client a flat fee of $10.00 for the Services in addition to the 5,000,000 shares of restricted NXGH stock (the “Compensation”).

7.	The Client will be invoiced when the Services are complete.

8.	Contractor will receive the 5,000,000 shares of NXGH restricted stock 30 days after Client certifies that Client has received the $50,000,000 in gross revenue with a minimum of 2.5% profit within the one (1) year period stated herein.

9.	In the event that this Agreement is terminated by the Client prior to completion of the Services but where the Services have been partially performed, the Contractor will be entitled to pro rata payment of the Compensation to the date of termination provided that there has been no breach of contract on the part of the Contractor.

10.	The Compensation as stated in this Agreement does not include sales tax, or other applicable duties as may be required by law. If any sales tax and duties are required by law, Client will pay said taxes in addition to the Compensation.

Confidentiality

11.	Confidential information (the “Confidential Information”) refers to any data or information relating to the business of the Client which would reasonably be considered to be proprietary to the Client including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Client and where the release of that Confidential Information could reasonably be expected to cause harm to the Client.

12.	The Contractor agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any confidential information which the Contractor has obtained, except as authorized by the Client in writing or as required by law. The obligations of confidentiality will apply during the term of this Agreement and will survive indefinitely upon termination of this Agreement.

13.	All written and oral information and material disclosed or provided by the Client to the Contractor under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Contractor.

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Ownership of Intellectual Property

14.	All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the “Intellectual Property”) that is developed or produced under this Agreement, is a “work made for hire” and will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

15.	The Contractor may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Contractor will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Return of Property

16.	Upon the expiry or termination of this Agreement, the Contractor will return to the Client any property, documentation, records, or Confidential Information which is the property of the Client. Contractor agrees that it will take the necessary steps to protect all confidential information of Client.

17.	In the event that this Agreement is terminated by the Client without cause prior to completion of the Services the Contractor will be entitled to recovery (?) from the site or premises where the Services were carried out, of any materials or equipment which is the property of the Contractor or, where agreed between the Parties, to compensation in lieu of recovery.

Capacity/Independent Contractor

18.	In providing the Services under this Agreement it is expressly agreed that the Contractor is acting as an independent contractor and not as an employee. The Contractor and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service. The Client is not required to pay, or make any contributions to, any social security, local, state or federal tax, unemployment compensation, workers’ compensation, insurance premium, profit-sharing, pension or any other employee benefit for the Contractor during the Term. The Contractor is responsible for paying, and complying with reporting requirements for, all local, state and federal taxes related to payments made to the Contractor under this Agreement.

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Notice

19.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

a.	Next Group Holdings, Inc. Attention: Arik Maimon and Michael De Prado 19 W. Flagler Street, Miami, Florida, 33130-4403

b.	Wiztel USA Inc 3565 S Las Vegas Blvd, Las Vegas, NV 89109

or to such other address as either Party may from time to time notify the other, and will be deemed to be properly delivered (a) immediately upon being served personally, (b) two days after being deposited with the postal service if served by registered mail, or (c) the following day after being deposited with an overnight courier.

Indemnification

20.	Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, Contractor agrees to indemnify and hold harmless Client, and its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

Additional Clause

21.	Complete consideration shall be met upon completion of 12 months from the date of this contract and or if milestones are met prior to this anniversary .

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Modification of Agreement

22.	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

23.	Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

24.	The Contractor will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client. It is agreed that Client may assign the within agreement to a wholly-owned subsidiary of Client.

Entire Agreement

25.	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Enurement

26.	This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

Titles/Headings

27.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

28.	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

29.	This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

Severability

30.	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

31.	The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

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IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 29th day of December, 2017.

Next Group Holdings, Inc. (NXGH) (Client)

By:	/s/ Michael De Prado
Michael De Prado - President & COO
Signed Feb 15, 2018

Wiztel USA Inc. (Contractor)

By:	/s/ Eddy Soler
Eddy Soler - CEO

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